UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒   Filed by a Party Other Than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) of sec. 240.14a-12

DWS BALANCED FUND

DWS BLUE CHIP FUND

DWS EQUITY TRUST

DWS HIGH INCOME SERIES

DWS STATE TAX-FREE INCOME SERIES

DWS STRATEGIC INCOME FUND

DWS TARGET FUND

DWS TECHNOLOGY FUND

DWS U.S. GOVERNMENT SECURITIES FUND

DWS VALUE SERIES, INC.

(Names of Registrants as Specified in their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 31, 2008

Your Vote Is Important.

The Special Meeting of Shareholders of the DWS Funds has been adjourned to May 1, 2008.

We have not yet received your vote relating to the proposals that will be addressed at this Special Meeting. Voting now will help ensure that we receive enough votes to hold the Special Meeting as scheduled, and help save your Fund the cost of additional mailings and calls to shareholders.

Please vote now so we receive your vote in time for the adjourned Special Meeting of Shareholders on May 1, 2008.

Voting is easy and takes only a few minutes. Choose one of the following methods:

•     Log on to the Web site noted on your proxy card, enter your control number printed on the card, and vote by following the on-screen prompts.

•     Call the phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.

•     Mail in your signed proxy card in the envelope provided.

If you have questions regarding the proposals or voting process, or need additional copies of the materials,

call our proxy solicitor, D.F. King & Co., Inc. toll-free at (800) 714-3305.

The solicitor may call you if we do not receive your vote.

Thank you for your participation in this important matter.